www.valaris.com	Press Release

Valaris Reports Second Quarter 2026 Results

Hamilton, Bermuda, August 5, 2026… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported second quarter 2026 results.

President and Chief Executive Officer Anton Dibowitz said, “I want to thank our teams across the organization for their unwavering commitment to safe, reliable and efficient operations. Together we delivered another quarter of strong performance, highlighted by revenue efficiency of 98% and the successful startup of two drillships. These achievements helped drive solid financial results despite the impact of the ongoing conflicts in the Middle East.”

Dibowitz added, “We successfully returned VALARIS DS-12 and DS-10 to work on schedule and on budget during the second quarter. With two additional drillships set to commence new contracts before year-end, these rig startups, together with continued strong operational execution across our fleet, are expected to drive further improvement in our financial performance over the remainder of the year.”

Dibowitz concluded, “We remain positive on the outlook for offshore drilling. The pipeline of deepwater contract opportunities remains robust, and we expect to see further awards across the industry, supported by favorable market fundamentals and strong customer demand for high-specification assets. We are also excited about the pending business combination with Transocean, which is on track to close in the fourth quarter of 2026. The combination is expected to deliver meaningful value to our shareholders through anticipated synergies and the enhanced capabilities of the combined company.”

Financial and Operational Highlights

•Total operating revenues of $539 million and net income of $47 million
•Adjusted EBITDA of $97 million, which includes approximately $30 million of negative impacts from the Middle East conflicts
•Revenue efficiency of 98% during the quarter and year to date
•Successful startup of drillships VALARIS DS-12 and DS-10 for new contracts
•Added more than $160 million of backlog for the North Sea jackup fleet, further enhancing Valaris' industry-leading contract coverage for jackups across 2026 and 2027
•High-graded the fleet through the sale of long-term stacked jackups VALARIS 104 and 109 in June and July 2026, respectively, for total cash proceeds of $74 million

Second Quarter Review

Net income of $47 million compared to net loss of $18 million in the first quarter 2026. Net income included a gain on the sale of assets of $38 million compared to a loss of $2 million in the first quarter. Adjusted EBITDA of $97 million compared to $67 million in the first quarter 2026.

Revenues exclusive of reimbursable items increased to $502 million from $430 million in the first quarter 2026, primarily due to more operating days for the floater fleet as three drillships recently commenced new contracts, with one commencing late in the first quarter and the other two during the second quarter.

Contract drilling expenses exclusive of reimbursable items increased to $380 million from $340 million in the first quarter 2026, primarily due to incremental operating costs associated with the three drillships that recently commenced new contracts, higher repair and maintenance costs largely associated with planned shipyard projects, and a full quarter of higher costs to maintain insurance coverage for war-related risks for jackups that Valaris operates in the Middle East. These items were partially offset by the reversal of a previously recognized bad debt expense following the collection of long-outstanding customer invoices.

General and administrative expenses increased to $27 million from $25 million in the first quarter 2026.

Merger and integration expenses, which are primarily related to professional fees incurred in connection with the pending business combination with Transocean, decreased to $11 million from $14 million in the first quarter 2026.

Other income of $30 million compared to other expense of $10 million in the first quarter 2026, primarily due to a gain on the sale of jackup VALARIS 104.

Tax expense increased to $34 million from $28 million in the first quarter 2026. The second quarter tax provision included a $6 million discrete tax benefit and the first quarter tax provision included a $2 million discrete tax expense, which were primarily related to the resolution of prior period tax matters. Adjusted for these items, tax expense increased to $40 million from $26 million in the first quarter due to higher income before tax and a change in the jurisdictional mix of income.

Capital expenditures increased to $106 million from $101 million in the first quarter 2026.

Cash and cash equivalents decreased to $541 million as of June 30, 2026, from $578 million as of March 31, 2026, primarily due to capital expenditures, partially offset by cash flow from operations and proceeds from asset sales.

Conflicts in the Middle East

The ongoing conflicts in the Middle East negatively impacted Adjusted EBITDA by approximately $30 million compared to $8 million in the first quarter, primarily due to a full quarter of higher costs to maintain insurance coverage for war-related risks for jackups operated by Valaris in the region, as well as incremental costs and lower revenues associated with project delays for VALARIS 250 and 116, which were undergoing planned maintenance and contract preparation projects in shipyards located in the region.

Based on information currently available, we expect these adverse impacts to moderate in the second half of 2026, as VALARIS 250 recommenced its bareboat charter contract in July and VALARIS 116 is expected to recommence its bareboat charter in the third quarter. In addition, insurance costs to maintain war-related coverage are expected to be lower than those incurred in the first half of the year primarily due to the sale of VALARIS 104 and lower premiums from securing longer term coverage.

Second Quarter Segment Review

Floaters

Revenues exclusive of reimbursable items increased to $279 million from $193 million in the first quarter 2026, primarily due to more operating days for VALARIS DS-17, DS-12 and DS-10, as DS-17 commenced a new contract late in the first quarter and DS-12 and DS-10 commenced new contracts during the second quarter.

Contract drilling expenses exclusive of reimbursable items increased to $168 million from $151 million in the first quarter 2026, primarily due to incremental operating costs associated with the three drillships that recently commenced new contracts. This was partially offset by the reversal of a previously recognized bad debt expense following the collection of long-outstanding customer invoices.

Jackups

Revenues exclusive of reimbursable items decreased to $183 million from $196 million in the first quarter 2026, primarily due to fewer operating days for VALARIS 117, which completed its contract early in the second quarter and began planned maintenance and contract preparations in the shipyard, as well as lower average daily revenues driven by lower day rate accommodation services provided by certain North Sea jackups.

Contract drilling expenses exclusive of reimbursable items increased to $144 million from $129 million in the first quarter 2026, primarily due to higher repair and maintenance costs, largely attributable to planned maintenance for VALARIS 117 and leg repairs for VALARIS 106, as well as a full quarter of higher costs to maintain insurance coverage for war-related risks for jackups operated by Valaris in the Middle East.

ARO Drilling

Revenues of $127 million were in line with the first quarter 2026. Contract drilling expenses decreased to $72 million from $75 million in the first quarter, primarily due to adjustments recorded by ARO in connection with the current quarter finalization of its 2025 financial statements. This was partially offset by higher repair and maintenance costs for rigs undergoing shipyard projects and higher personnel costs.

Other

Revenues exclusive of reimbursable items decreased to $40 million from $42 million in the first quarter 2026. Contract drilling expenses exclusive of reimbursable items increased to $27 million from $23 million in the first quarter, primarily due to planned maintenance and contract preparation projects for VALARIS 250 and 116, as well as a full quarter of higher costs to maintain insurance coverage for war-related risks for those rigs.

		Three Months Ended
		(Unaudited)
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1)(2)		Consolidated Total
(in millions of $, except %)	Q2 2026	Q1 2026	Chg	Q2 2026	Q1 2026	Chg	Q2 2026	Q1 2026	Chg	Q2 2026	Q1 2026	Chg	Q2 2026	Q1 2026	Q2 2026	Q1 2026	Chg

Operating revenues:
Revenues (exclusive of reimbursable revenues)	$279.0	$192.6	45%	$183.4	$195.8	(6)%	$126.9	$127.4	—%	$39.9	$41.7	(4)%	$(126.9)	$(127.4)	$502.3	$430.1	17%
Reimbursable revenues	11.0	5.0	120%	13.8	14.4	(4)%	—	—	—%	12.1	15.9	(24)%	—	—	36.9	35.3	5%
Total operating revenues	290.0	197.6	47%	197.2	210.2	(6)%	126.9	127.4	—%	52.0	57.6	(10)%	(126.9)	(127.4)	539.2	465.4	16%
Operating expenses
Contract drilling expenses (exclusive of depreciation and reimbursable expenses)	167.9	150.6	(11)%	143.9	128.8	(12)%	71.6	75.1	5%	27.4	22.7	(21)%	(30.4)	(36.8)	380.4	340.4	(12)%
Reimbursable expenses	10.5	4.9	(114)%	12.7	13.2	4%	—	—	—%	11.9	14.9	20%	—	—	35.1	33.0	(6)%
Total contract drilling expenses (exclusive of depreciation)	178.4	155.5	(15)%	156.6	142.0	(10)%	71.6	75.1	5%	39.3	37.6	(5)%	(30.4)	(36.8)	415.5	373.4	(11)%
Depreciation	17.2	15.7	(10)%	16.2	16.5	2%	22.0	24.9	12%	6.1	6.2	2%	(16.9)	(20.6)	44.6	42.7	(4)%
General and admin.	—	—	—%	—	—	—%	10.6	7.1	(49)%	—	—	—%	16.6	18.2	27.2	25.3	(8)%
Merger and integration expenses	—	—	—%	—	—	—%	—	—	—%	—	—	—%	11.4	13.6	11.4	13.6	16%
Other operating income	—	(2.8)	nm	—	—	—%	—	—	—%	—	—	—%	—	—	—	(2.8)	nm
Total operating expenses	195.6	168.4	(16)%	172.8	158.5	(9)%	104.2	107.1	3%	45.4	43.8	(4)%	(19.3)	(25.6)	498.7	452.2	(10)%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	10.6	6.8	10.6	6.8	56%
Operating income	$94.4	$29.2	223%	$24.4	$51.7	(53)%	$22.7	$20.3	12%	$6.6	$13.8	(52)%	$(97.0)	$(95.0)	$51.1	$20.0	156%

Net income (loss)	$94.1	$28.3	233%	$60.7	$51.6	18%	$14.8	$7.4	100%	$7.9	$14.6	(46)%	$(130.5)	$(119.9)	$47.0	$(18.0)	nm

Adjusted EBITDA	$111.6	$42.1	165%	$40.6	$68.2	(40)%	$44.7	$45.2	(1)%	$12.7	$20.0	(37)%	$(113.1)	$(108.8)	$96.5	$66.7	45%
nm - Not meaningful

(1) The full operating results included above for ARO are not included within our consolidated results and thus are deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.

(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense, depreciation expense and merger and integration expenses incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."

Conference Call

In connection with the pending business combination with Transocean Ltd., announced on February 9, 2026, Valaris does not intend to hold future earnings conference calls or provide updates to forward-looking guidance.

About Valaris Limited

Valaris Limited (NYSE: VAL) is an industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company limited by shares (Bermuda No. 56245). To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "outlook," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs and the attainment of requisite permits for such programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance and expected benefits of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, trends and outlook; general political conditions, including political tensions, conflicts and war; cybersecurity attacks and threats; uncertainty around the use and impacts of artificial intelligence applications; impacts and effects of public health crises, pandemics and epidemics; future operations; ability to renew expiring contracts or obtain new contracts; increasing regulatory complexity; targets, progress, plans and goals related to sustainability matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including risks associated with the pending transaction with Transocean Ltd., including, among others, the completion of the pending transaction on the anticipated terms and timing, or at all, the risk that disruptions from the transaction will harm our business, including current plans and operations, the diversion of management's time and attention from ordinary course operations to completion of the pending transaction and certain restrictions during the pendency of the transaction that may impact our business; cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our sustainability targets, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, inflation, volatility affecting financial markets and the banking system, changing tariff policies, trade disputes, and adverse changes in the level of international trade activity; terrorism, piracy and military action (including conflicts in the Middle East and potential disruptions to key shipping lanes such as the Strait of Hormuz); risks inherent to shipyard upgrade, repair, maintenance, enhancement or rig reactivation; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; the use of artificial intelligence by us, third-party service providers or our competitors; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility, including in any return of capital plans; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contact:	Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
OPERATING REVENUES
Revenues (exclusive of reimbursable revenues)	$502.3	$430.1	$502.2	$555.6	$572.3
Reimbursable revenues	36.9	35.3	35.2	40.1	42.9
Total operating revenues	539.2	465.4	537.4	595.7	615.2

OPERATING EXPENSES
Contract drilling expenses (exclusive of depreciation and reimbursable expenses)	380.4	340.4	380.3	367.6	355.2
Reimbursable expenses	35.1	33.0	33.1	38.0	40.5
Total contract drilling expenses (exclusive of depreciation)	415.5	373.4	413.4	405.6	395.7
Depreciation	44.6	42.7	40.6	37.1	35.5
General and administrative	27.2	25.3	27.0	26.9	18.8
Merger and integration expenses	11.4	13.6	—	—	—
Other operating (income) loss	—	(2.8)	19.5	—	—
Total operating expenses	498.7	452.2	500.5	469.6	450.0
EQUITY IN EARNINGS (LOSSES) OF ARO	10.6	6.8	2.5	4.4	(1.1)
OPERATING INCOME	51.1	20.0	39.4	130.5	164.1

OTHER INCOME (EXPENSE)
Interest income	16.3	17.0	18.7	22.6	15.1
Interest expense, net	(24.0)	(24.3)	(24.8)	(24.9)	(24.8)
Other, net	37.2	(2.3)	3.1	87.7	(8.7)
Total other income (expense)	29.5	(9.6)	(3.0)	85.4	(18.4)

INCOME BEFORE INCOME TAXES	80.6	10.4	36.4	215.9	145.7

PROVISION (BENEFIT) FOR INCOME TAXES	33.6	28.4	(680.4)	28.6	31.5

NET INCOME (LOSS)	47.0	(18.0)	716.8	187.3	114.2

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3.4	1.6	0.7	0.8	0.9

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$50.4	$(16.4)	$717.5	$188.1	$115.1

EARNINGS (LOSS) PER SHARE
Basic	$0.73	$(0.24)	$10.32	$2.66	$1.62
Diluted	$0.72	$(0.24)	$10.26	$2.65	$1.61
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	69.3	69.2	69.5	70.7	71.1
Diluted	70.4	69.2	69.9	71.0	71.3

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$541.2	$578.3	$599.4	$662.7	$503.4
Accounts receivable, net	458.1	447.9	474.8	513.7	554.2
Assets held for sale	2.0	9.2	6.4	—	—
Other current assets	197.4	169.5	144.7	167.2	169.8
Total current assets	1,198.7	1,204.9	1,225.3	1,343.6	1,227.4

PROPERTY AND EQUIPMENT, NET	2,233.8	2,165.0	2,088.8	2,034.4	2,021.6

LONG-TERM NOTES RECEIVABLE FROM ARO	357.2	351.1	345.0	314.7	308.5

INVESTMENT IN ARO	139.2	128.6	121.8	119.3	114.9

DEFERRED TAX ASSETS	1,345.3	1,355.5	1,364.2	673.9	675.5

OTHER ASSETS	174.2	158.6	159.7	152.1	155.4

Total assets	$5,448.4	$5,363.7	$5,304.8	$4,638.0	$4,503.3

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$416.0	$398.5	$348.2	$327.1	$332.3
Accrued liabilities and other	358.8	379.2	343.4	390.9	346.4
Total current liabilities	774.8	777.7	691.6	718.0	678.7

LONG-TERM DEBT	1,087.6	1,086.8	1,086.0	1,085.2	1,084.3

DEFERRED TAX LIABILITIES	31.5	30.5	29.7	27.0	29.4

OTHER LIABILITIES	336.7	307.0	325.8	357.2	377.6

TOTAL LIABILITIES	2,230.6	2,202.0	2,133.1	2,187.4	2,170.0

TOTAL EQUITY	3,217.8	3,161.7	3,171.7	2,450.6	2,333.3

Total liabilities and shareholders' equity	$5,448.4	$5,363.7	$5,304.8	$4,638.0	$4,503.3

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES
Net income	$29.0	$75.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	87.3	68.6
Net gain on sale of property	(36.1)	(27.9)
Deferred income tax expense	20.7	173.3
Equity in earnings of ARO	(17.4)	(1.5)
Share-based compensation expense	15.6	11.6
Accretion of discount on Notes Receivable from ARO	(12.2)	(12.3)
Recovery of bad debt expense	(11.4)	(0.1)
Other operating (income) loss	(2.8)	7.8
Changes in deferred costs	(30.2)	4.3
Changes in contract assets	(7.5)	(0.3)
Changes in contract liabilities	6.9	(33.4)
Other	1.9	4.5
Changes in operating assets and liabilities	51.7	14.6
Contributions to pension plans and other post-retirement benefits	(7.4)	(8.3)
Net cash provided by operating activities	88.1	275.9

INVESTING ACTIVITIES
Additions to property and equipment	(206.4)	(167.4)
Proceeds from disposition of assets	60.3	27.6
Net cash used in investing activities	(146.1)	(139.8)

FINANCING ACTIVITIES
Other	(1.5)	(0.4)
Net cash used in financing activities	(1.5)	(0.4)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(59.5)	135.7
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD (1)	617.5	380.5
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (1)	$558.0	$516.2

(1)Restricted cash balances were $16.8 million, $18.1 million, $12.8 million, $12.3 million as of June 30, 2026, December 31, 2025, June 30, 2025, and December 31, 2024, respectively.

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
OPERATING ACTIVITIES
Net income (loss)	$47.0	$(18.0)	$716.8	$187.3	$114.2
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	44.6	42.7	40.6	37.1	35.5
Net (gain) loss on sale of property	(37.7)	1.6	(1.2)	(89.5)	(0.8)
Deferred income tax expense (benefit)	11.2	9.5	(687.6)	(0.8)	3.5
Recovery of bad debt expense	(11.1)	(0.3)	(0.3)	(0.5)	(0.1)
Equity in losses (earnings) of ARO	(10.6)	(6.8)	(2.5)	(4.4)	1.1
Share-based compensation expense	9.2	6.4	6.8	6.8	6.0
Accretion of discount on Notes Receivable from ARO	(6.1)	(6.1)	(6.2)	(6.2)	(6.2)
Other operating (income) loss	—	(2.8)	19.5	—	—
Changes in deferred costs	(7.4)	(22.8)	7.0	4.8	4.5
Changes in contract liabilities	6.5	0.4	(1.7)	(5.9)	(15.6)
Changes in contract assets	(0.6)	(6.9)	(4.7)	(5.3)	0.1
Other	0.8	1.1	2.2	2.2	2.2
Changes in operating assets and liabilities	(28.6)	80.3	(13.0)	77.3	(21.1)
Contributions to pension plans and other post-retirement benefits	(4.1)	(3.3)	(3.5)	(4.8)	(3.3)
Net cash provided by operating activities	13.1	75.0	72.2	198.1	120.0

INVESTING ACTIVITIES
Additions to property and equipment	(105.5)	(100.9)	(106.3)	(69.8)	(67.2)
Proceeds from disposition of assets	55.1	5.2	1.6	108.7	9.8
Net cash provided by (used in) investing activities	(50.4)	(95.7)	(104.7)	38.9	(57.4)

FINANCING ACTIVITIES
Payments related to tax withholdings for share-based awards	(0.1)	(1.4)	(0.5)	(2.7)	(0.1)
Payments for share repurchases	—	—	(25.0)	(75.0)	—
Net cash used in financing activities	(0.1)	(1.4)	(25.5)	(77.7)	(0.1)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(37.4)	(22.1)	(58.0)	159.3	62.5
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD (1)	595.4	617.5	675.5	516.2	453.7
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (1)	$558.0	$595.4	$617.5	$675.5	$516.2

(1)Restricted cash balances were $16.8 million, $17.1 million, $18.1 million, $12.8 million, $12.8 million, and $12.3 million as of June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
REVENUES
Floaters
Drillships	$279.0	$192.6	$231.1	$253.8	$282.7
Semisubmersibles	—	—	24.3	39.2	37.0
	$279.0	$192.6	$255.4	$293.0	$319.7
Reimbursable Revenues (1)	11.0	5.0	10.5	9.9	7.2
Total Floaters	$290.0	$197.6	$265.9	$302.9	$326.9

Jackups
Harsh Environment	$89.9	$96.0	$98.2	$110.5	$115.0
Benign Environment	74.1	80.9	91.5	91.2	81.4
Legacy	19.4	18.9	19.1	15.0	15.6
	$183.4	$195.8	$208.8	$216.7	$212.0
Reimbursable Revenues (1)	13.8	14.4	15.3	20.4	26.0
Total Jackups	$197.2	$210.2	$224.1	$237.1	$238.0

Other
Leased and Managed Rigs	$39.9	$41.7	$38.0	$45.9	$40.6
Reimbursable Revenues (1)	12.1	15.9	9.4	9.8	9.7
Total Other	$52.0	$57.6	$47.4	$55.7	$50.3

Total Operating Revenues	$539.2	$465.4	$537.4	$595.7	$615.2

Total Reimbursable Revenues (1)	$36.9	$35.3	$35.2	$40.1	$42.9

Revenues Exclusive of Reimbursable Revenues	$502.3	$430.1	$502.2	$555.6	$572.3

(1)Reimbursable revenues represent reimbursements from our customers for purchases of supplies, equipment and incremental services provided at their request.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
ADJUSTED EBITDA (1)
Floaters
Drillships	$114.3	$43.8	$60.4	$94.7	$137.3
Semisubmersibles	(2.7)	(1.7)	(2.0)	11.1	6.6
	$111.6	$42.1	$58.4	$105.8	$143.9

Jackups
Harsh Environment	$32.0	$35.4	$38.6	$48.8	$49.4
Benign Environment	1.6	26.2	43.2	43.0	36.3
Legacy	7.0	6.6	7.7	1.6	3.7
	$40.6	$68.2	$89.5	$93.4	$89.4

Total	$152.2	$110.3	$147.9	$199.2	$233.3

Other
Leased and Managed Rigs	$12.7	$20.0	$17.2	$29.7	$23.4

Total	$164.9	$130.3	$165.1	$228.9	$256.7

Support costs
General and administrative expense	$27.2	$25.3	$27.0	$26.9	$18.8
Onshore support costs	41.2	38.3	41.1	38.8	37.2
	$68.4	$63.6	$68.1	$65.7	$56.0

Valaris Total	$96.5	$66.7	$97.0	$163.2	$200.7

(1)Adjusted EBITDA is earnings before interest, tax, depreciation, other operating (income) loss, (gain) loss on sale of assets, merger and integration expenses and equity in (earnings) losses of ARO. Adjusted EBITDA for asset categories also excludes onshore support costs and general and administrative expenses.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	As of
	Aug 5, 2026	May 4, 2026	Feb 17, 2026	Oct 23, 2025	Jul 24, 2025
CONTRACT BACKLOG (1)
Floaters
Drillships	$3,016.3	$3,319.8	$3,030.8	$2,617.8	$2,708.8
Semisubmersibles	—	—	—	7.3	35.4
	$3,016.3	$3,319.8	$3,030.8	$2,625.1	$2,744.2
Jackups
Harsh Environment	$430.5	$350.1	$367.2	$525.3	$532.1
Benign Environment	615.7	687.2	645.2	601.0	673.2
Legacy	87.2	98.3	113.4	136.6	148.5
	$1,133.4	$1,135.6	$1,125.8	$1,262.9	$1,353.8

Total	$4,149.7	$4,455.4	$4,156.6	$3,888.0	$4,098.0

Other
Leased and Managed Rigs	$435.5	$473.7	$515.7	$562.3	$616.4

Valaris Total	$4,585.2	$4,929.1	$4,672.3	$4,450.3	$4,714.4

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog may include drilling contracts subject to final investment decision ("FID") and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$451,000	$436,000	$434,000	$425,000	$410,000
Semisubmersibles	—	—	267,000	229,000	231,000
	$451,000	$436,000	$409,000	$380,000	$377,000
Jackups
Harsh Environment	$128,000	$134,000	$146,000	$148,000	$153,000
Benign Environment	153,000	147,000	142,000	143,000	144,000
Legacy	107,000	105,000	104,000	100,000	88,000
	$134,000	$135,000	$139,000	$141,000	$142,000

Total	$233,000	$207,000	$218,000	$220,000	$227,000

Other
Leased and Managed Rigs	$53,000	$66,000	$53,000	$55,000	$50,000

Valaris Total	$189,000	$171,000	$177,000	$176,000	$181,000

(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	52%	38%	45%	48%	58%
Semisubmersibles	—%	—%	50%	93%	70%
	47%	33%	45%	54%	60%
Jackups
Harsh Environment	89%	88%	77%	77%	76%
Benign Environment	41%	47%	51%	50%	44%
Legacy	100%	100%	100%	82%	98%
	64%	67%	64%	63%	61%

Total	58%	54%	57%	60%	61%

Other
Leased and Managed Rigs	78%	78%	86%	100%	100%

Valaris Total	61%	58%	63%	67%	68%

Pro Forma Jackups (2)	65%	68%	68%	71%	69%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet. Available days is defined as the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	68%	49%	58%	63%	76%
Semisubmersibles	—%	—%	50%	93%	88%
	62%	45%	57%	68%	78%
Jackups
Harsh Environment	100%	99%	94%	96%	93%
Benign Environment	76%	87%	100%	99%	89%
Legacy	100%	100%	100%	82%	98%
	90%	94%	97%	96%	92%

Total	79%	75%	80%	84%	86%

Other
Leased and Managed Rigs	78%	78%	86%	100%	100%

Valaris Total	79%	76%	82%	88%	89%

Pro Forma Jackups (3)	85%	88%	92%	97%	94%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet. Available days is defined as the maximum number of days available in the period for the active fleet, calculated by multiplying the number of active rigs in each asset category by the number of days in the period.

(2)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
OPERATING DAYS (1)
Floaters
Drillships	619	442	533	579	689
Semisubmersibles	—	—	91	171	160
	619	442	624	750	849
Jackups
Harsh Environment	725	714	690	748	753
Benign Environment	484	549	643	638	566
Legacy	182	180	184	150	178
	1,391	1,443	1,517	1,536	1,497

Total	2,010	1,885	2,141	2,286	2,346

Other
Leased and Managed Rigs	637	630	714	828	819

Total	2,647	2,515	2,855	3,114	3,165

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
REVENUE EFFICIENCY (1)
Floaters
Drillships	97%	96%	96%	91%	95%
Semisubmersibles	—%	—%	100%	97%	89%
	97%	96%	97%	92%	95%
Jackups
Harsh Environment	100%	99%	98%	98%	97%
Benign Environment	100%	100%	100%	100%	99%
Legacy	100%	100%	100%	100%	98%
	100%	99%	99%	99%	98%

Total	98%	98%	98%	95%	96%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	As of
NUMBER OF RIGS	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Active Fleet (1)
Floaters
Drillships	10	10	10	10	10
Semisubmersibles	1	1	1	2	2
	11	11	11	12	12
Jackups
Harsh Environment	8	8	8	8	9
Benign Environment	7	7	7	7	7
Legacy	2	2	2	2	2
	17	17	17	17	18

Total Active Fleet	28	28	28	29	30

Stacked Fleet
Drillships	3	3	3	3	3

Jackups
Harsh Environment	1	1	1	2	2
Benign Environment(2)	4	6	6	7	7
	5	7	7	9	9

Total Stacked Fleet	8	10	10	12	12

Held For Sale
Benign Environment(3)	1	—	—	—	—
Semisubmersibles(4)	—	1	1	—	—
Total Held For Sale	1	1	1	—	—

Leased Rigs (5)
Jackups
Harsh Environment	1	1	1	1	1
Benign Environment	6	6	6	6	6
Total Leased Rigs	7	7	7	7	7

Total	44	46	46	48	49

Managed Rigs (5)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.
(2)During the three months ended June 30, 2026, VALARIS 104 was sold and VALARIS 109 was classified as held for sale.
(3)Represents VALARIS 109, which was classified as held for sale as of June 30, 2026.
(4)Represents VALARIS DPS-1, which was classified as held for sale as of March 31, 2026 and December 31, 2025, and subsequently sold in April 2026.
(5)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Revenues	$126.9	$127.4	$139.6	$156.8	$139.9
Operating expenses
Contract drilling expenses (exclusive of depreciation)	71.6	75.1	87.1	91.6	96.4
Depreciation	22.0	24.9	28.3	28.4	28.7
General and administrative	10.6	7.1	10.4	5.5	6.6
Operating income	22.7	20.3	13.8	31.3	8.2
Other expense, net	11.2	12.9	14.5	14.3	15.5
Provision (benefit) for income taxes	(3.3)	—	0.7	14.6	1.3
Net income (loss)	$14.8	$7.4	$(1.4)	$2.4	$(8.6)

Adjusted EBITDA	$44.7	$45.2	$42.1	$59.7	$36.9

ARO Drilling condensed income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS
(Unaudited)

	As of
(In millions)	Aug 5, 2026	May 4, 2026	Feb 17, 2026	Oct 23, 2025	Jul 24, 2025
CONTRACT BACKLOG (1)
Owned Rigs	$713.9	$753.1	$778.0	$879.9	$970.1
Leased Rigs	1,120.2	1,163.6	1,233.3	1,284.7	1,379.2
Total	$1,834.1	$1,916.7	$2,011.3	$2,164.6	$2,349.3
(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
AVERAGE DAILY REVENUE (1)
Owned Rigs	$115,000	$111,000	$112,000	$112,000	$107,000
Leased Rigs (2)	110,000	114,000	116,000	126,000	122,000
Total	$113,000	$112,000	$113,000	$118,000	$113,000

UTILIZATION (3)
Owned Rigs	83%	88%	94%	96%	93%
Leased Rigs (2)	68%	68%	71%	83%	76%
Total	77%	79%	84%	90%	85%

REVENUE EFFICIENCY (4)
Owned Rigs	99%	98%	97%	100%	95%
Leased Rigs (2)	99%	92%	89%	92%	83%
Total	99%	96%	94%	96%	90%

NUMBER OF RIGS (AT QUARTER END)
Owned Rigs	9	9	9	9	9
Leased Rigs (2)	7	7	7	7	7
Total	16	16	16	16	16

OPERATING DAYS (5)
Owned Rigs	681	710	778	792	761
Leased Rigs (2)	435	430	455	532	481
Total	1,116	1,140	1,233	1,324	1,242
(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA, which is a non-GAAP measure.

Valaris defines "Adjusted EBITDA" as net income (loss) before income tax expense, interest expense, other (income) expense, depreciation expense, other operating (income) loss, (gain) loss on sale of property, merger and integration expenses, and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "ARO Adjusted EBITDA" as ARO's net income (loss) before income tax expense, other expense, net, and depreciation expense. ARO Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. ARO Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. ARO Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

A reconciliation of net income (loss) as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026

VALARIS
Net income (loss)	$47.0	$(18.0)
Add (subtract):
Income tax expense	33.6	28.4
Interest expense, net	24.0	24.3
Net (gain) loss on sale of property	(37.7)	1.6
Other income	(15.8)	(16.3)
Operating income	51.1	20.0
Add (subtract):
Depreciation	44.6	42.7
Merger and integration expenses	11.4	13.6
Other operating income(1)	—	(2.8)
Equity in earnings of ARO	(10.6)	(6.8)
Adjusted EBITDA	$96.5	$66.7
(1)Other operating income represents non-cash gains on remeasurement of assets classified as held for sale. During the three months ended March 31, 2026, we recognized a $2.8 million gain on remeasurement of VALARIS DPS-1.

A reconciliation of net income as reported to ARO Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026

ARO
Net income	$14.8	$7.4
Add (subtract):
Income tax benefit	(3.3)	—
Other expense, net	11.2	12.9
Operating income	22.7	20.3
Add:
Depreciation expense	22.0	24.9
Adjusted EBITDA	$44.7	$45.2

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Jun 30, 2026	Mar 31, 2026
FLOATERS
Net income	$94.1	$28.3
Add:
Other expense	0.3	0.9
Operating income	94.4	29.2
Add (subtract):
Depreciation	17.2	15.7
Other operating income(1)	—	(2.8)
Adjusted EBITDA	$111.6	$42.1

JACKUPS
Net income	$60.7	$51.6
Add:
Net gain on sale of property	(36.3)	—
Other expense	—	0.1
Operating income	24.4	51.7
Add:
Depreciation	16.2	16.5
Adjusted EBITDA	$40.6	$68.2

OTHER
Net income	$7.9	$14.6
Subtract:
Other income	(1.3)	(0.8)
Operating income	6.6	13.8
Add:
Depreciation	6.1	6.2
Adjusted EBITDA	$12.7	$20.0

(1)Other operating income represents non-cash gains on remeasurement of assets classified as held for sale. During the three months ended March 31, 2026, we recognized a $2.8 million gain on remeasurement of VALARIS DPS-1.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
DRILLSHIPS
Net income	$97.7	$28.5	$45.5	$80.3	$123.4
Add:
Other expense	—	0.3	—	0.3	0.5
Operating income	97.7	28.8	45.5	80.6	123.9
Add:
Depreciation	16.6	15.0	14.9	14.1	13.4
Adjusted EBITDA (1)	$114.3	$43.8	$60.4	$94.7	$137.3

SEMISUBMERSIBLES
Net income (loss)	$(3.6)	$(0.2)	$(19.1)	$9.7	$5.4
Add:
Other expense	0.3	0.6	—	—	—
Operating income (loss)	(3.3)	0.4	(19.1)	9.7	5.4
Add (subtract):
Depreciation	0.6	0.7	1.3	1.4	1.2
Other operating (income) loss (2)	—	(2.8)	15.8	—	—
Adjusted EBITDA (1)	$(2.7)	$(1.7)	$(2.0)	$11.1	$6.6

(1)Adjusted EBITDA for asset categories excludes onshore support costs, general and administrative expenses and merger and integration expenses.
(2)Other operating (income) loss represents non-cash impairment losses and gains on remeasurement of assets classified as held for sale. During the three months ended March 31, 2026, we recognized a $2.8 million gain on remeasurement of VALARIS DPS-1. During the three months ended December 31, 2025, we recognized $15.8 million of non-cash impairment losses in connection with the classification of VALARIS DPS-1 as held for sale.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
HARSH ENVIRONMENT JACKUPS
Net income	$23.8	$27.2	$29.3	$130.5	$42.2
Add (subtract):
Net (gain) loss on sale of property	0.3	—	—	(88.4)	—
Other (income) expense	—	0.1	(0.1)	(0.4)	(0.1)
Operating income	24.1	27.3	29.2	41.7	42.1
Add:
Depreciation	7.9	8.1	7.7	7.1	7.3
Other operating loss(1)	—	—	1.7	—	—
Adjusted EBITDA (2)	$32.0	$35.4	$38.6	$48.8	$49.4

BENIGN ENVIRONMENT JACKUPS
Net income	$32.5	$20.4	$35.5	$37.4	$31.7
Subtract:
Net gain on sale of property	(36.6)	—	—	—	—
Other income	—	—	—	—	(0.2)
Operating income (loss)	(4.1)	20.4	35.5	37.4	31.5
Add:
Depreciation	5.7	5.8	5.7	5.6	4.8
Other operating loss(1)	—	—	2.0	—	—
Adjusted EBITDA (2)	$1.6	$26.2	$43.2	$43.0	$36.3

LEGACY JACKUPS
Net income (loss)	$4.4	$4.0	$5.1	$(1.0)	$1.2
Operating income (loss)	4.4	4.0	5.1	(1.0)	1.2
Add:
Depreciation	2.6	2.6	2.6	2.6	2.5
Adjusted EBITDA (2)	$7.0	$6.6	$7.7	$1.6	$3.7

(1)Other operating loss for the three months ended December 31, 2025 represents non-cash impairment losses of $1.7 million and $2.0 million recognized in connection with the retirements of VALARIS 102, a harsh environment jackup, and VALARIS 145, a benign environment jackup, respectively.
(2)Adjusted EBITDA for asset categories excludes onshore support costs, general and administrative expenses and merger and integration expenses.